UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2011

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Global Crossing Limited ("Global Crossing" or the "Company") held a Special Meeting of Shareholders on August 4, 2011. Of the 79,184,796 shares of Global Crossing's outstanding common and preferred stock entitled to vote at the meeting, a total of 71,016,460 shares (89.68%) were represented at the meeting in person or by proxy. The final results of the voting were as follows:

Proposal No. 1. - Proposal to approve and adopt the Agreement and Plan of Amalgamation, dated April 10, 2011, by and among Level 3 Communications, Inc., Apollo Amalgamation Sub, Ltd. and Global Crossing, including the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, and the amalgamation contemplated thereby:

For                         70,900,758

Against                      99,239
Abstentions                16,463
Broker Non-Votes              0

Proposal No. 2. - Proposal to approve the adjournment of the Global Crossing special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve proposal no. 1:

For                         69,766,959

Against                   1,234,563
Abstentions                14,938
Broker Non-Votes              0

Proposal No. 3. - Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Global Crossing's named executive officers in connection with the amalgamation, and the agreements and understandings pursuant to which such compensation may be paid or become payable:

For                         66,853,188

Against                   4,099,304
Abstentions                63,968
Broker Non-Votes              0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: August 09, 2011	By:	/s/ Mitchell Sussis
Mitchell Sussis
Senior Vice President, Deputy General Counsel and Secretary